Exhibit (a)(1) under Form N-1A
                                    Exhibit 3(i) under 601/Reg. S-K


                          BBH FUND, INC.

                      ARTICLES SUPPLEMENTARY

      BBH Fund, Inc., a Maryland  corporation (which is hereinafter
called  the   "Corporation"),   hereby   certifies   to  the  State
Department of Assessments and Taxation of Maryland that:

           FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified twenty-five million (25,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock into a new class of shares of the BBH Broad Market Fixed Income Fund series of the Corporation's capital stock, with such shares being designated and classified as the "Class I Shares" class of the BBH Broad Market Fixed Income Fund series, and (ii) has duly designated and classified the existing twenty-five million (25,000,000) shares of the issued and unissued authorized shares of BBH Broad Market Fixed Income Fund series of the Corporation's capital stock as a separate class of BBH Broad Market Fixed Income Fund series, such class being designated as the "Class N Shares" class of BBH Broad Market Fixed Income Fund series.

      SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified twenty-five million (25,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock into a new class of shares of the BBH High Yield Fixed Income Fund series of the Corporation's capital stock, with such shares being designated and classified as the "Class I Shares" class of the BBH High Yield Fixed Income Fund series, and
(ii) has duly designated and classified the existing twenty-five million (25,000,000) shares of the issued and unissued authorized shares of the BBH High Yield Fixed Income Fund series of the Corporation's capital stock as a separate class of the BBH High Yield Fixed Income Fund series, such class being designated as the "Class N Shares" class of the BBH High Yield Fixed Income Fund series.

      THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified twenty-five million (25,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock into a new class of shares of the BBH Inflation-Indexed Securities Fund series of the Corporation's capital stock, with such shares being designated and classified as the "Class A Shares" class of the BBH Inflation-Indexed Securities Fund series.

      FOURTH: Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue two billion five hundred million (2,500,000,000) shares of capital stock, $0.001 par value per share, twenty-five million (25,000,000) shares of authorized capital stock being designated to each of the following nine series: the BBH Broad Market Fixed Income Fund series, the BBH High Yield Fixed Income Fund series, the BBH U.S. Equity Fund series, the BBH Emerging Markets Fund series, the BBH Mid-Cap Fund series, the BBH Opportunities Fund series, the BBH Small Company Fund series, the BBH European Equity Fund series and the BBH Pacific Basin Equity Fund series, fifty million (50,000,000) shares of authorized capital stock being designated to each of the following three series: the BBH Inflation-Indexed Securities Fund series, the BBH Tax-Efficient Equity Fund series and the BBH International Equity Fund series, and two billion one hundred twenty five million (2,125,000,000) shares of authorized capital stock not designated or classified. Of the fifty million (50,000,000) shares designated to each of the BBH Inflation-Indexed Securities Fund series, the BBH Tax-Efficient Equity Fund series and the BBH International Equity Fund series, twenty-five million (25,000,000) of such shares have been designated as the "Class N Shares" class of each such series and twenty-five million (25,000,000) of such shares have been designated as the "Class I Shares" class of each such series.
The aggregate par value of all such shares is $2,500,000.

      Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue two billion five hundred million (2,500,000,000) shares of capital stock, $0.001 par value per share, twenty-five million (25,000,000) shares of authorized capital stock being designated to each of the following seven series: the BBH U.S. Equity Fund series, the BBH Emerging Markets Fund series, the BBH Mid-Cap
Fund series, the BBH Opportunities Fund series, the BBH Small Company Fund series, the BBH European Equity Fund series and the BBH Pacific Basin Equity Fund series, fifty million (50,000,000) shares of authorized capital stock being designated to each of the following four series: the BBH Broad Market Fixed Income Fund series, the BBH High Yield Fixed Income Fund series, the BBH Tax-Efficient Equity Fund series and the BBH International Equity Fund series, seventy-five million (75,000,000) shares of authorized capital stock being designated to the BBH Inflation-Indexed Securities Fund series, and two billion fifty million (2,050,000,000) shares of authorized capital stock not designated or classified. Of the fifty million (50,000,000) shares designated to each of the BBH Broad Market Fixed Income Fund series, the BBH High Yield Fixed Income Fund series, the BBH Tax-Efficient Equity Fund series and the BBH International Equity Fund series, twenty-five million (25,000,000) of such shares shall be designated as the "Class N Shares" class of each such series and twenty-five million (25,000,000) of such shares shall be designated as the "Class I Shares" class of each such series. Of the seventy-five million (75,000,000) shares designated to the BBH Inflation-Indexed Securities Fund series, twenty-five million (25,000,000) of such shares shall be designated as the "Class A Shares" class of such series, twenty-five million (25,000,000) of such shares shall be designated as the "Class N Shares" class of such series, and twenty-five million (25,000,000) of such shares shall be designated as the "Class I Shares" class of such series. The aggregate par value of all such shares is $2,500,000.

      FIFTH: A description of the "Class I Shares" class of the BBH Broad Market Fixed Income Fund series and the BBH High Yield Fixed Income Fund series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

      (a) Except as provided in the Charter of the Corporation and except as described in (b) below, the "Class I Shares" class of each of the BBH Broad Market Fixed Income Fund series and the BBH High Yield Fixed Income Fund series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the "Class N Shares" class of each of the BBH Broad Market Fixed Income Fund series and the BBH High Yield Fixed Income Fund series.

      (b) The "Class I Shares" class of each of the BBH Broad Market Fixed Income Fund series and the BBH High Yield Fixed Income Fund series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative, or service agreement, plan or other arrangement, and other administrative, recordkeeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sales loads, charges, expenses, fees or account size requirements of, as applicable, the "Class N Shares" class of each of the BBH Broad Market Fixed Income Fund series and the BBH High Yield Fixed Income Fund series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

      SIXTH: A description of the "Class A Shares" class of the BBH Inflation-Indexed Securities Fund series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

      (a) Except as provided in the Charter of the Corporation and except as described in (b) below, the "Class A Shares" class of the BBH Inflation-Indexed Securities Fund series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the "Class N Shares" class and the "Class I Shares" class of the BBH Inflation-Indexed Securities Fund series.

      (b) The "Class A Shares" class of the BBH Inflation-Indexed Securities Fund series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative, or service agreement, plan or other arrangement, and other administrative, recordkeeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sales loads, charges, expenses, fees or account size requirements of the "Class N Shares" class and/or the "Class I Shares" class of the BBH Inflation-Indexed
Securities Fund series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

      SEVENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

      EIGHTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

      IN WITNESS WHEREOF, BBH Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Assistant Secretary on this 6th day of August, 2002; and its President acknowledges that these Articles Supplementary are the act of BBH Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                     BBH FUND, INC.

/s/ Nancy D. Osborn                         /s/ Timothy J. Connelly
    Nancy D. Osborn, Assistant Secretary        Timothy J. Connelly, President